EXHIBIT 10.13

                            STOCK PURCHASE AGREEMENT

          STOCK PURCHASE AGREEMENT, dated October 21, 1998, among Charles S. Brand (the "Seller") and the purchasers listed on the signature pages hereto (collectively, the "Purchasers").

                              W I T N E S S E T H:

          WHEREAS, the Seller is the legal and beneficial owner of 19,367,800 of the issued and outstanding common stock, par value $.01 per share (the "Common Stock"), of LogiMetrics, Inc. (the "Company"); and

          WHEREAS, the Seller desires to sell and transfer to the Purchasers, and the Purchasers desire to purchase from the Seller, 2,000,000 shares of Common Stock (the "Brand Shares"), all as more specifically provided herein;

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, the parties hereto agree as follows:

                                    ARTICLE I

                        Purchase and Sale of Brand Shares

          Section 1.1. Purchase and Sale of Brand Shares. Upon the terms and subject to the conditions of this Agreement and on the basis of the representations, warranties and agreements contained herein, the Seller hereby sells, assigns, transfers, conveys and delivers to the Purchasers the Brand Shares for a cash purchase price of $0.25 per share or an aggregate of $500,000 (the "Purchase Price"). The number of Brand Shares being purchased by each Purchaser and the aggregate Purchase Price allocable to each Purchaser is set forth on Exhibit A attached hereto. The Purchase Price shall be payable in cash by wire transfer to an account or accounts specified in writing by the Seller simultaneously with the delivery to the Purchasers of the Brand Shares, in proper form for transfer or otherwise accompanied by blank stock powers executed by the Seller (with signature guaranteed).

                                   ARTICLE II

               Representations and Warranties Regarding the Seller

          The Seller hereby represents and warrants to the Purchasers as follows:

          Section 2.1. Authorization. The Seller has the capacity to execute and deliver this Agreement and to perform his obligations hereunder. The Seller is under no impairment or other disability, legal, physical, mental or otherwise, that would preclude or limit the ability of such Seller to perform his obligations hereunder. This Agreement constitutes a valid and binding obligation of the Seller, enforceable against such Seller in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          Section 2.2. Non-contravention. Neither the execution and delivery of this Agreement nor the performance by the Seller of his obligations hereunder will (i) violate or result in a breach (with or without the lapse of time, the giving of notice or both) of or constitute a default under (A) any contract, agreement, commitment, indenture, mortgage, lease, pledge, note, license, permit or other instrument or obligation, other than Section 2.3 of the Stockholders Agreement, dated as of July 29, 1997 (the "Stockholders Agreement"), among the Seller, the Company and the other parties thereto, or (B) any judgment, order, decree, law, rule or regulation or other restriction of any national, federal, state, provincial, county, municipal or local government, foreign or domestic, or the government of any political subdivision of any of the foregoing, or any entity, authority, agency, ministry or other similar body exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established to perform any of such functions (each, a "Governmental Authority"), in each case to which the Seller is a party or by which the Seller is bound or to which any of his assets or properties are subject, or (ii) result in the creation or imposition of any lien, claim, charge, mortgage, pledge, security interest, equity, restriction or other encumbrance (collectively, "Encumbrances") on the Brand Shares.

          Section 2.3. No Consents. Except for compliance with the provisions of
Section 2.3 of the Stockholders Agreement, no notice to, filing with, or authorization, registration, consent or approval of any Governmental Authority or other individual, partnership, corporation, joint stock company, unincorporated organization or association, trust or joint venture, or a governmental agency or political subdivision thereof (each, a "Person") is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by the Seller. The approval set forth in Section 5.1 hereof is sufficient to authorize the sale of the Brand Shares pursuant to the provisions of the Stockholders Agreement.

          Section 2.4. Ownership of the Shares. The Seller owns the Brand Shares beneficially and of record, free and clear of any Encumbrances, other than Encumbrances created pursuant to the terms of the Stockholders Agreement and those arising under applicable federal and state securities laws. Except for the Stockholders Agreement, there are no voting trust arrangements, shareholder agreements or other agreements (i) granting any option, warrant or right of first refusal with respect to the Brand Shares to any Person, (ii) restricting the right of the Seller to sell the Brand Shares to the Purchasers, or (iii) restricting any other right of the Seller with respect to the Brand Shares. Subject to compliance with Section 2.3 of the Stockholders Agreement, the Seller has the absolute and unrestricted right, power and capacity to sell, assign and transfer the Brand Shares to the Purchasers free and clear of any Encumbrances (except for Encumbrances created pursuant to the Stockholders Agreement and those arising under applicable federal and state securities laws). Upon delivery to the Purchasers of the certificates representing the Brand Shares in exchange for the Purchase Price, the Purchasers will acquire good, valid and marketable title to the Brand Shares, free and clear of any Encumbrances created by the Seller.

          Section 2.5. Brokers. No Person is or will be entitled to a broker's, finder's, investment banker's, financial adviser's or similar fee from the Seller in connection with this Agreement or any of the transactions contemplated hereby.

                                   ARTICLE III

             Representations and Warranties Regarding the Purchasers

          The Purchasers hereby, severally and not jointly, represent and warrant to the Seller as follows:

          Section 3.1. Organization. Each Purchaser that is not an individual is either a corporation, limited liability company, general partnership or limited partnership, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

          Section 3.2. Authorization. Each Purchaser that is not an individual has the power and authority (corporate, limited liability company, partnership and other) to execute and deliver this Agreement and to perform its obligations hereunder, all of which have been duly authorized by all requisite corporate, limited liability company or partnership action. Each Purchaser that is an individual has the capacity to execute and deliver this Agreement and to perform his or her obligations hereunder. Each such individual Purchaser is under no impairment or other disability, legal, physical, mental or otherwise, that would preclude or limit the ability of such Purchaser to perform his or her obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by each Purchaser and constitutes a valid and binding agreement of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          Section 3.3. Access to Information. The Purchasers have received all information regarding the Company that they deemed necessary or advisable to evaluate the risks and merits of an investment in the Brand Shares. In addition, the Purchasers and their respective purchaser representatives, if any, have had an opportunity to ask questions of and receive answers from the Seller and representatives of the Company concerning the business of the Company, its condition and prospects (financial and other) and the terms and conditions of the offering of the Brand Shares.

          Section 3.4. Accredited Investor. Each Purchaser is an "Accredited Investor" as such term is defined in Rule 501 of the rules and regulations of the Commission promulgated under the Securities Act. No Purchaser was formed for the purpose of investing in the Brand Shares.

          Section 3.5. Investment Intent. (a) Each Purchaser is acquiring the Brand Shares to be purchased for it for its own account for investment only and not for or with a view to resale or distribution (except for the disposition by certain of the Purchasers of up to 200,000 of the Brand Shares to certain executive officers and directors of the Company). Except as described in the prior sentence, no Purchaser has entered into any contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else the Brand Shares and no Purchaser has any present plans or intentions to enter into any such contract, undertaking, agreement or arrangement.

          (b) Each Purchaser has the financial ability to bear the economic risk of losing its entire investment in the Brand Shares, is prepared to bear the economic risk of its investment therein for an indefinite time and can afford to sustain a complete loss of its investment therein.

          (c) The overall commitment of each Purchaser to investments which are not readily marketable is not disproportionate to its net worth, and an investment in the Brand Shares will not cause such overall commitment to become excessive. Each Purchaser's need for diversification in its investment portfolio will not be impaired by an investment in the Brand Shares.

          (d) Each Purchaser has adequate means of satisfying its short term needs for cash and has no present need for liquidity which would require it to sell its Brand Shares or any interest therein.

          (e) Each Purchaser has substantial experience in making investment decisions of this type and/or is relying on its own advisors in making this investment decision and, therefore, either alone or together with its advisors, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Brand Shares.

          (f) Each Purchaser understands that the Brand Shares constitute restricted securities within the meaning of Rule 144 promulgated under the Securities Act, and that none of the Brand Shares, or any interest therein, may be sold except pursuant to an effective registration statement under the Securities Act or in a transaction exempt from registration under the Securities Act, and understands the meaning and effect of such restriction.

          (g) Each Purchaser has considered and, to the extent such Purchaser believed such discussion was necessary, discussed with its professional legal, tax and financial advisers the suitability of an investment in the Brand Shares for such Purchaser's particular tax and financial situation and each Purchaser has determined that the Brand Shares are a suitable investment for it.

          (H) EACH PURCHASER UNDERSTANDS THAT AN INVESTMENT IN THE BRAND SHARES BEING PURCHASED BY IT INVOLVES A HIGH DEGREE OF RISK, INCLUDING WITHOUT LIMITATION, RISKS RELATING TO THE COMPANY'S HISTORY OF LOSSES, RISKS RELATING TO THE RECENT CHANGE IN THE COMPANY'S BUSINESS FOCUS, RISKS RELATING TO THE COMPANY'S DEPENDENCE UPON THE DEVELOPMENT OF NEW MARKETS OF UNCERTAIN SIZE AND GROWTH PROSPECTS, THE COMPANY'S DEFAULTS UNDER SUBSTANTIALLY ALL OF ITS INDEBTEDNESS AND OUTSTANDING PREFERRED STOCK, THE COMPANY'S CONTINUING NEED FOR ADDITIONAL CAPITAL, THE COMPANY'S NEED FOR LIQUIDITY, THE EFFECTS OF

COMPETITION, THE COMPANY'S RELIANCE ON KEY PERSONNEL, THE COMPANY'S DEPENDENCE ON TECHNOLOGY AND TECHNOLOGICAL INNOVATION, THE EFFECTS OF GOVERNMENT REGULATION OF THE TELECOMMUNICATIONS INDUSTRY, THE RESTRICTIONS ON TRANSFER OF THE SECURITIES, THE SUBORDINATION PROVISIONS OF THE DEBENTURES, POTENTIAL CONFLICTS OF INTEREST AND RELATED PARTY TRANSACTIONS INVOLVING THE COMPANY AND THE DIRECTORS AND OFFICERS OF THE COMPANY, AND RISKS RELATING TO THE SUCCESSFUL EXECUTION OF THE COMPANY'S BUSINESS AND OPERATING STRATEGY.

          Section 3.6. Financial Resources. Each Purchaser has cash or credit facilities presently available to meet all of its payment obligations hereunder.

          Section 3.7. Brokers. No person is or will be entitled to a broker's, finder's, investment banker's, financial adviser's or similar fee from any Purchaser in connection with this Agreement or any of the transactions contemplated hereby.

                                   ARTICLE IV

                         Survival, Amendment and Waiver

          Section 4.1. Survival of Representations and Warranties. The representations and warranties contained in this Agreement or any certificate delivered in connection herewith shall survive the sale of the Brand Shares as contemplated hereby, and shall apply with respect to claims asserted in writing within one year thereof. The provisions of this Section 4.1 shall not limit any covenant or agreement of the parties hereto which, by its terms, contemplates performance after the sale of the Brand Shares.

          Section 4.2. Amendments. This Agreement (including the provisions of this Section 4.2) may not be amended or modified except by an instrument in writing signed on behalf of all of the parties affected by such amendment or modification.

          Section 4.3. Extension; Waiver. The parties hereto may (i) extend the time for performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements of the other parties hereto or satisfaction of any of the conditions to such party's obligations contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of a party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                    ARTICLE V

                                  Miscellaneous

          Section 5.1. Approval of Sale. Each Purchaser who is a party to the Stockholders Agreement hereby irrevocably approves, pursuant to Section 2.3 of the Stockholders Agreement, the sale of the Brand Shares as contemplated hereby. Such Purchasers constitute the Majority Holders (as such term is defined in the Stockholders Agreement).

          Section 5.2. Notices. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, when delivered by courier, three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested), or when received by facsimile transmission upon receipt of a confirmed transmission report, as follows:

If to the Seller:                   c/o LogiMetrics, Inc.
                                    50 Orville Drive
                                    Bohemia, New York 11716
                                    Tel:  (516) 784-4110
                                    Fax:  (516) 784-4132

and if to the other parties at the address or facsimile transmission number specified below its name on the signature pages hereto (or, in the case of Persons who become parties hereto subsequently, at their last addresses or facsimile transmission numbers shown on the record books of the Company). Any party hereto, by notice given to the other parties hereto in accordance with this Section 5.2 may change the address or facsimile transmission number to which such notice or other communications are to be sent to such party.

          Section 5.3. Expenses. Each of the parties hereto shall pay its own expenses incident to this Agreement and the transactions contemplated herein.

          Section 5.4. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          Section 5.5. Assignment; Successors and Assigns; No Third Party Rights. This Agreement may not be assigned by operation of law or otherwise, and any attempted assignment shall be null and void. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, permitted assigns and legal representatives. This Agreement shall be for the sole benefit of the parties to this Agreement and their respective heirs, successors, permitted assigns and legal representatives and is not intended, nor shall be construed, to give any Person, other than the parties hereto and their respective heirs, successors, assigns and legal representatives, any legal or equitable right, remedy or claim hereunder.

          Section  5.6.   Counterparts.   This  Agreement  may  be  executed  in
counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

          Section 5.7. Titles and Headings. The titles and headings in this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

          Section 5.8. Entire Agreement. This Agreement constitute the entire agreement among the parties with respect to the matters covered hereby and thereby and supersede all previous written, oral or implied understandings among them with respect to such matters.

          Section 5.9. Severability. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by law.

          Section 5.10. Interpretation. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, "herein," "hereto," "hereof" and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof; (ii) words importing the masculine gender shall also include the feminine and neutral genders, and vice versa; and (iii) words importing the singular shall also include the plural, and vice versa.

          Section 5.11. No Strict Construction. Each of the parties hereto acknowledge that this Agreement has been prepared jointly by the parties hereto, and shall not be strictly construed against either party.


                  [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.




                                         /s/Charles S. Brand
                                         ___________________________
                                         Charles S. Brand

                                         20 Meridian Way
                                         Eatontown, New Jersey 07724
                                         Tel:  (732) 935-7150
                                         Fax:  (732) 935-7151



                                         /s/Steven Dinetz
                                         __________________________
                                         Steven Dinetz

                                         1034 Skyland Drive
                                         Zephyr Cove, Nevada 89448
                                         Tel:  (702) 588-0343
                                         Fax:  (702) 588-1433



                                         /s/Gerald B. Cramer
                                         __________________________
                                         Gerald B. Cramer

                                         520 Madison Avenue
                                         New York, New York 10022
                                         Tel:  (212) 838-3830
                                         Fax:  (212) 644-8291

                                         /s/Edward J. Rosenthal
                                         ____________________________
                                         Edward J. Rosenthal, Keogh

                                         520 Madison Avenue
                                         New York, New York 10022
                                         Tel:  (212) 838-3830
                                         Fax:  (212) 644-8291

                                         CRM 1998 ENTERPRISE FUND, LLC

                                         By: Cramer Rosenthal McGlynn, Inc.,
                                             Its Managing Member



                                         By:  /s/Eugene A. Trainor, III
                                              __________________________________
                                              Name: Eugene A. Trainor, III
                                              Title: Chief Financial Officer

                                         520 Madison Avenue
                                         New York, New York 10022
                                         Tel:  (212) 838-3830
                                         Fax:  (212) 644-8291


                                         A.C. ISRAEL ENTERPRISES, INC.


                                         By:  /s/Jay Howard
                                              __________________________________
                                              Name:  Jay Howard
                                              Title:

                                         520 Madison Avenue
                                         New York, New York 10022
                                         Tel:  (212) 838-3830
                                         Fax:  (212) 644-8291

                                         CRM-EFO PARTNERS, L.P.

                                         By:  CRM-EFO Investments, LLC,
                                              Its General Partner

                                         By:  CRM Management, Inc.,
                                              Its Managing Member



                                         By:  Eugene A. Trainor, III
                                              __________________________________
                                              Name:  Eugene A. Trainor, III
                                              Title:

                                         520 Madison Avenue
                                         New York, New York 10022
                                         Tel:  (212) 838-3830
                                         Fax:  (212) 644-8291



                                         /s/Richard S. Fuld, Jr.
                                         __________________________________
                                         Richard S. Fuld, Jr.

                                         By:  Cramer Rosenthal McGlynn, Inc.,
                                              Attorney-in-Fact



                                         By:  /s/Eugene A. Trainor, III
                                              __________________________________
                                              Name:  Eugene A. Trainor, III
                                              Title:  Chief Financial Officer

                                         520 Madison Avenue
                                         New York, New York 10022
                                         Tel:  (212) 838-3830
                                         Fax:  (212) 644-8291

                                         PAMELA EQUITIES CORP.



                                         By:  /s/Gregory Manocherian
                                              _______________________________
                                              Name:Gregory Manocherian
                                              Title:

                                         3 New York Plaza
                                         18th Floor
                                         New York, New York 10004
                                         Tel:  (212) 837-4829
                                         Fax:  (212) 837-4938

                                         WHITEHALL PROPERTIES, LLC



                                         By:  /s/Gregory Manocherian
                                              ________________________
                                              Name: Gregory Manocherian
                                              Title:

                                         3 New York Plaza
                                         18th Floor
                                         New York, New York 10004
                                         Tel:  (212) 837-4829
                                         Fax:  (212) 837-4938


                                         KABUKI PARTNERS ADP, GP



                                         By:  /s/Gregory Manocherian
                                              ________________________
                                              Name: Gregory Manocherian
                                              Title:

                                         3 New York Plaza
                                         18th Floor
                                         New York, New York 10004
                                         Tel:  (212) 837-4829
                                         Fax:  (212) 837-4938

                                          McGLYNN FAMILY PARTNERSHIP



                                          By:  /s/Ronald H. McGlynn
                                               _________________________________
                                               Name:  Ronald H. McGlynn
                                               Title:  General Partner

                                          520 Madison Avenue
                                          New York, New York 10022
                                          Tel:  (212) 838-3830
                                          Fax:  (212) 644-8291



                                          /s/Fred M. Filoon
                                          __________________________________
                                          Fred M. Filoon

                                          520 Madison Avenue
                                          New York, New York 10022
                                          Tel:  (212) 838-3830
                                          Fax:  (212) 644-8291




                                          /s/Eugene A. Trainor, III
                                          __________________________________
                                          Eugene A. Trainor, III

                                          520 Madison Avenue
                                          New York, New York 10022
                                          Tel:  (212) 838-3830
                                          Fax:  (212) 644-8291

                                          CRAMER ROSENTHAL McGLYNN, LLC



                                          By:  /s/Eugene A. Trainor, III
                                               _________________________________
                                               Name:  Eugene A. Trainor, III
                                               Title:  Chief Financial Officer

                                          520 Madison Avenue
                                          New York, New York 10022
                                          Tel:  (212) 838-3830
                                          Fax:  (212) 644-8291


                                                                       Exhibit A


                                 List of Purchasers and Allocation of Purchase


              Name of Purchaser                      Purchase Price                Number of Shares

Gerald B. Cramer                                        $54,593.00                          218,372
A.C. Israel Enterprises, Inc.                            54,593.00                          218,372
CRM 1998 Enterprise Fund, LLC                           148,493.00                          593,972
Steven Dinetz                                            16,377.00                           65,508
CRM-EFO Partners, L.P.                                   13,648.00                           54,592
Richard S. Fuld, Jr.                                      8,189.00                           32,756
Cramer Rosenthal McGlynn, LLC                            33,333.50                          133,334
McGlynn Family Partnership                                5,459.00                           21,836
Edward J. Rosenthal, Keogh                                5,459.00                           21,836
Fred M. Filoon                                            5,459.00                           21,836
Eugene A. Trainor, III                                    2,730.00                           10,920
Kabuki Partners ADP, GP                                  33,750.00                          135,000
Pamela Equities Corp.                                    76,291.50                          305,166
Whitehall Properties, LLC                                41,625.00                          166,500

Total                                                  $500,000.00                        2,000,000
